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                             SUBSCRIPTION AGREEMENT


                                     BETWEEN


                          EMISPHERE TECHNOLOGIES, INC.


                                       AND


                     ELAN INTERNATIONAL MANAGEMENT, LIMITED


                     --------------------------------------

                                  COMMON STOCK

                     --------------------------------------


                            DATED AS OF JULY 2, 1999

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                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----
1. Definitions.............................................................1

2. Subscription; Closing...................................................5

   (a)  Subscription Right.................................................5
   (b)  Conditions to Exercise of Subscription Right.......................5
   (c)  Termination of Subscription Right..................................6
   (d)  Notice and Certificate; Effectiveness of Exercise of Subscription
        Right..............................................................6
   (e)  Closing; Delivery of Shares; Payment of Subscription Price.........6

3. Representations, Warranties, Covenants, Etc. of the Buyer...............7

   (a)  Purchase for Investment............................................7
   (b)  Non-U.S. Person....................................................7
   (c)  Company Reliance...................................................7
   (d)  Information Provided...............................................8
   (e)  Absence of Approvals...............................................8
   (f)  Corporate Authorization............................................8
   (g)  Buyer Status.......................................................8

4. Representations, Warranties and Covenants of the Company................9

   (a)  Organization and Authority.........................................9
   (b)  Qualifications.....................................................9
   (c)  Capitalization.....................................................9
   (d)  Concerning the Shares and the Common Stock........................10
   (e)  Corporate Authorization...........................................10
   (f)  Non-contravention.................................................10
   (g)  Approvals.........................................................11
   (h)  SEC Filings.......................................................11
   (i)  Absence of Certain Proceedings....................................12
   (j)  Absence of Brokers, Finders, Etc..................................12
   (k)  No Solicitation; Compliance.......................................12
   (l)  Licenses; Permits.................................................13

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   (m)  Subsequent Events.................................................13
   (n)  Tax Matters.......................................................14
   (o)  Property..........................................................14
   (p)  Contracts.........................................................14
   (q)  Environmental Matter..............................................14
   (r)  Labor Matters.....................................................15
   (s)  Insurance.........................................................15
   (t)  Employee Benefit..................................................16
   (u)  Books and Records.................................................16
   (v)  No Registration Rights............................................16

5. Certain Covenants......................................................16

   (a)  Transfer Restrictions.............................................16
   (b)  State Securities Laws.............................................16
   (c)  Commercially Reasonable Efforts...................................17
   (d)  Filings...........................................................17
   (e)  Change of Control Events, Etc.....................................17
   (f)  No Dilutive Actions...............................................17
   (g)  Loss or Destruction of Share Certificates.........................19
   (h)  Registration Rights...............................................19

6. Certain Adjustments....................................................19

   (a)  Stock Splits, etc.................................................19
   (b)  Fractional Shares.................................................20
   (c)  Notice of Adjustments.............................................20

7. Conditions to the Company's Obligation to Issue........................20

8. Conditions to the Buyer's Obligation to Purchase.......................21

9. Miscellaneous..........................................................23

   (a)  Governing Law.....................................................23
   (b)  Headings..........................................................23
   (c)  Severability......................................................23
   (d)  Notices...........................................................23
   (e)  Counterparts......................................................25

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   (f)  Entire Agreement; Benefit.........................................25
   (g)  Standstill Agreement..............................................25
   (h)  Waiver............................................................25
   (i)  Amendment.........................................................26
   (j)  Further Assurances................................................26
   (k)  Expenses..........................................................26
   (l)  Survival..........................................................26
   (m)  Confidentiality and Non-disclosure................................26
   (n)  Construction......................................................27
   (o)  Assignment........................................................27
   (p)  No Dilution or Impairment.........................................27
   (q)  Charges, Taxes and Expenses.......................................27
   (r)  No Rights or Liabilities as Stockholder...........................27

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

            SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of July 2, 1999, between EMISPHERE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and ELAN INTERNATIONAL MANAGEMENT LIMITED, a company incorporated under the laws of Bermuda (the "Buyer").

            WHEREAS, the Buyer wishes to subscribe for and purchase from the Company, and the Company wishes to issue and sell to the Buyer, shares of the Common Stock, on the terms and subject to the conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

      1.    Definitions.

            All the agreements or instruments defined in this Agreement shall mean agreements or instruments as the same may from time to time be supplemented or amended or the terms of which may be waived or modified to the extent permitted by, and in accordance with, their terms and the terms of this Agreement.

            The following terms shall have the following meanings (these meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Agreement" has the meaning set forth in the preamble to this Agreement.

            "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities or by contract or otherwise.

            "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or

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executive order to remain closed.

            "Buyer" has the meaning set forth in the preamble to this Agreement.

            "CERCLA" has the meaning provided in Section 4(q) of this Agreement.

            "Change of Control Event" has the meaning set forth in Section 5(e) of this Agreement.

            "Closing" has the meaning set forth in Section 2(e) of this Agreement.

            "Closing Date" has the meaning set forth in Section 2(e) of this Agreement.

            "Closing Price" means, with respect to the Common Stock as of any day, the last reported sale price of the stock or, in case no sale takes place on a given day, the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

            "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

            "Company" has the meaning set forth in the preamble to this Agreement.

            "Contracts" has the meaning provided in Section 4(f) of this Agreement.

            "Environmental Laws" has the meaning provided in Section 4(q) of this Agreement.

            "ERISA" has the meaning provided in Section 4(t) of this Agreement.

            "Expiration Date" has the meaning set forth in Section 2(a) of this Agreement.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

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            "Irish Mergers Act" means the Irish Mergers, Take-over and
Monopolies (Control) Act, 1978 (as amended).

            "Market Price" means, with respect to each share of the Common Stock as of any date, the weighted average of the daily Closing Price per share of the Common Stock (after taking into account any event described in Section 5(f)(i)) for the 20 consecutive trading days prior to that date.

            "Material Adverse Effect" has the meaning provided in Section 4(b) of this Agreement.

            "NASD" means the National Association of Securities Dealers, Inc.

            "NASDAQ" means the Nasdaq Stock Market, Inc.

            "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

            "1933 Act" means the Securities Act of 1933, as amended, or any successor statute.

            "Note" means the Zero Coupon Note due July 2, 2006 of the Company.

            "Permits" has the meaning provided in Section 4(l) of this Agreement.

            "Permitted Transferee" means any Person which is an Affiliate or subsidiary, including an off-balance sheet special purpose vehicle, of the Buyer or its Affiliates.

            "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, government, governmental agency or political subdivision of them.

            "Proprietary Rights" has the meaning provided in Section 4(o) of this Agreement.

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            "Registration Rights Agreement" means the Registration Rights
Agreement dated as of the date of this Agreement between the Company and the Buyer.

            "Regulation D" means Regulation D under the 1933 Act.

            "Regulation S" means Regulation S under the 1933 Act.

            "SEC" means the Securities and Exchange Commission or any successor agency.

            "SEC Reports" means all periodic and other reports filed by the Company with the SEC under the 1934 Act after July 31, 1996 and before the date of this Agreement, in each case as filed with the SEC and including the information and documents incorporated in them by reference.

            "Shares" has the meaning set forth in Section 2(a) of this Agreement.

            "Standstill Agreement" means Section 5.3 of the Purchase Agreement by and between the Company and Elan International Services, Ltd. dated as of October 18, 1995, as amended.

            "Stock Event" has the meaning set forth in Section 6(a) of this Agreement.

            "Subscription Certificate" has the meaning set forth in Section 2(d) of this Agreement.

            "Subscription Date" has the meaning set forth in Section 2(b) of this Agreement.

            "Subscription Notice" has the meaning set forth in Section 2(d) of this Agreement.

            "Subscription Price" means the weighted average Closing Price of the Common Stock for the 20 consecutive trading days ending on the trading day prior to the Subscription Date.

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            "Subscription Right" has the meaning set forth in Section 2(a) of this Agreement.

            "Subscription Shares" has the meaning set forth in Section 2(a) of this Agreement.

            "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

            "Transaction Documents" means, collectively, this Agreement, the Registration Right Agreement and the other agreements, instruments and documents contemplated by this Agreement and by the other Transaction Documents.

            "Trigger Price" means $25.00 per share of Common Stock, as adjusted in accordance with Section 6(a) of this Agreement.

      2.    Subscription; Closing.

            (a) Subscription Right. The Company shall have the right (the "Subscription Right"), on the terms and subject to the conditions set forth in this Agreement, at any time or from time to time after the first anniversary of the date of this Agreement and prior to 5:00 p.m., New York City time, on or before the seventh anniversary of the date of this Agreement (the "Expiration Date"), as the Company may select, to require the Buyer to purchase such number of validly issued, fully paid and nonassessable shares of the Common Stock (the "Shares") equal to the quotient of (x) the Redemption Price (as defined in the
Note) paid as prepayment or payment of all or a portion of the outstanding Principal Amount of the Note (as defined in the Note) divided by (y) the Subscription Price, at a price per Share equal to the Subscription Price (provided that such number and price shall be subject to adjustment as provided in Section 8(i)) (the "Subscription Shares").

            (b) Conditions to Exercise of Subscription Right. The Company may not exercise the Subscription Right unless: (1) a new drug application for any heparin product has been filed with, and such filing has been accepted by, the Food and Drug

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Administration; (2) the average Closing Price of the Common Stock for the 20 consecutive trading days ending on the trading day immediately prior to the date the Subscription Right is exercised (the "Subscription Date") equals the Trigger Price (as adjusted in accordance with Section 6(a)); (3) the Company has made on such Subscription Date a prepayment or payment of all or a portion of the outstanding Principal Amount of the Note (as defined in the Note) in accordance with the terms of the Note; and (4) the exercise of the Subscription Right would not require the application of equity accounting by the Buyer, as such term is defined under United States generally accepted accounting principles.

            (c) Termination of Subscription Right. The Subscription Right and this Agreement shall terminate (x) upon the occurrence of any Change of Control Event with respect to which the Company is required to give notice in accordance with Section 5(e) or (y) the date the Company notifies the Buyer, in accordance with Section 5(e) of this Agreement, that the Common Stock will cease to be publicly traded.

            (d) Notice and Certificate; Effectiveness of Exercise of Subscription Right. In the event the Company exercises the Subscription Right, the Company shall deliver a notice (each such notice, a "Subscription Notice") to the Buyer not later than 12:00 noon, New York City time, on the Subscription Date and include with it a certificate which certifies that each of the conditions set forth in Section 2(b) have been satisfied and sets forth (1) the amount of the Redemption Price (as defined in the Note) paid in connection with the underlying prepayment or payment of all or a portion of the outstanding Principal Amount of the Note (as defined in the Note), (2) the number of Shares to be issued, (3) the amount of cash to be paid in lieu of fractional Shares under Section 6(b), (4) the aggregate Subscription Price to be paid by the Buyer and (5) other information as appropriate and the computations by which the above determinations were made (each such certificate, a "Subscription Certificate"). An exercise by the Company of the Subscription Right shall be effective upon receipt by the Buyer of the related Subscription Notice and Subscription Certificate.

            (e) Closing; Delivery of Shares; Payment of Subscription Price. Each subscription pursuant to this Agreement shall occur at a closing (each such closing, a "Closing") to be held at 12:00 noon, New York City time, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, on the first Business Day on which each of the conditions set forth in Sections 7 and 8 have been satisfied or waived, or as soon thereafter as practicable (each such date, a "Closing Date"). At each Closing: (1) the Company shall deliver to the Buyer a stock certificate or certificates or evidence of electronic transfer as the parties may agree for the number of Shares specified in the antecedent Subscription Notice, along with a check or wire transfer for the amount of cash to be paid in lieu of fractional shares in accordance with Section 6(b), if any; and (2) the Buyer shall deliver a check or wire transfer, as directed by the Company, in the amount of the aggregate Subscription Price specified in the Subscription Notice.

      3.    Representations, Warranties, Covenants, Etc. of the Buyer.

            The Buyer represents and warrants to the Company that the following matters are true and correct on the date of execution and delivery of this Agreement and will be true and correct on each Closing Date, and the Buyer covenants and agrees with the Company as follows:

            (a) Purchase for Investment. The Buyer will acquire any Shares issued to the Buyer in accordance with this Agreement for its own account for investment and not (1) with a view towards public sale or distribution within the meaning of the 1933 Act or (2) for the account of or on behalf of any "U.S. person" (as the term is defined in Regulation S); and the Buyer has no intention of making any distribution, within the meaning of the 1933 Act, of the Shares except in compliance with the registration requirements of the 1933 Act or under an exemption from them.

            (b) Non-U.S. Person. The Buyer is outside the United States and is not a "U.S. person" (as the term is defined in Regulation S).

            (c) Company Reliance. The Buyer and its Affiliates understand that the Shares will be issued to the Buyer in reliance on one or more exemptions from the registration requirements of the 1933 Act and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the compliance of the Buyer and its Affiliates with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth in this Agreement, in order to determine the availability of exemptions and the eligibility of the Buyer to acquire or receive an offer to acquire the Shares.

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            (d) Information Provided. The Buyer, its Affiliates and their advisors, if any, have requested, received and considered all information relating to the business, properties, operations, financial condition or results of operations of the Company and information relating to the issuance of the Shares and the offer and sale of the Shares deemed relevant by them; the Buyer and its Affiliates and their advisors have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Shares and the business, properties, operations, financial condition or results of operations of the Company and have received satisfactory answers to any inquiries; without limiting the generality of the above, the Buyer, its Affiliates and their advisors have had the opportunity to obtain and to review the SEC Reports in connection with the Buyer's decision to purchase the Shares and the Buyer has relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any investigation of the Company completed by the Buyer, its Affiliates or their advisors; the Buyer and its Affiliates understand that an investment in the Shares involves a high degree of risk.

            (e) Absence of Approvals. The Buyer and its Affiliates understand that no government or governmental agency has passed on or made any recommendation or endorsement of the Shares.

            (f) Corporate Authorization. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents executed by the Buyer in connection with this Agreement and to consummate the transactions contemplated by them; and this Agreement and the other Transaction Documents have been duly and validly authorized, duly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, are valid and binding agreements of the Buyer enforceable in accordance with their terms, except their enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws now or after the date of this Agreement in effect relating to or affecting creditors' rights generally and (B) general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law and (2) any rights to indemnity or contribution may be limited by federal and state securities laws and public policy considerations.

            (g) Buyer Status. Neither the Buyer nor any of its Affiliates is a "broker" or

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"dealer" as those terms are defined in the 1934 Act which is required to be registered with the SEC under Section 15 of the 1934 Act.

      4.    Representations, Warranties and Covenants of the Company.

            The Company represents and warrants to the Buyer that the following matters are true and correct on the date of execution and delivery of this Agreement and will be true and correct on each Closing Date, and the Company covenants and agrees with the Buyer as follows:

            (a) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (1) own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (2) to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated by them. The Company has no Subsidiaries.

            (b) Qualifications. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where qualification is necessary and where failure to qualify could reasonably have a material adverse effect on the business, properties, assets, operations, or financial condition of the Company and its Subsidiaries taken as a whole (any event of this kind, a "Material Adverse Effect").

            (c) Capitalization. The authorized capital of the Company consists of 40,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which 12,082,744 shares of Common Stock were outstanding on January 31, 1999 and no shares of Preferred Stock of the Company were outstanding. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as described in the SEC Reports, there are no (1) options, warrants or other rights to purchase, (2) agreements or other obligations to issue or (3) other rights to convert any obligation into or exchange any securities for, shares of capital stock of or ownership interests in the Company. Except as described in the SEC Reports, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any corporation,

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partnership, limited liability company, incorporated organization, firm, joint venture or other entity.

            (d) Concerning the Shares and the Common Stock. The Shares are authorized and when issued in accordance with the terms of this Agreement, (1) will be duly and validly issued, fully paid and non assessable, (2) will not be issued in violation of any preemptive or similar rights, (3) will be free of any liens, encumbrances and restrictions on transfer (other than those imposed by the 1933 Act or applicable state securities or "Blue Sky" laws) and (4) will not subject their holder to personal liability by reason of being a holder. The Company has duly reserved the required number of shares of Common Stock for issuance under this Agreement, and the shares shall remain reserved, and the Company shall from time to time reserve additional shares of Common Stock as shall be required to be reserved under this Agreement, as long as this Agreement may be in effect.

            (e) Corporate Authorization. This Agreement and the other Transaction Documents have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Buyer, this Agreement is and the other Transaction Documents will be, when duly executed and delivered by the Company and the other parties to them, valid and binding obligations of the Company enforceable in accordance with their terms, except (1) their enforceability may be limited by
(A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws now or after the date of this Agreement in effect relating to or affecting creditors' rights generally and (B) general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law and (2) any rights to indemnity or contribution may be limited by federal and state securities laws and public policy considerations.

            (f) Non-contravention. The execution and delivery of this Agreement and the other Transaction Documents, and the consummation by the Company of the issuance of the Shares and the other transactions contemplated by this Agreement, do not and will not, with or without the giving of notice or the lapse of time, or both, (1) result in any violation of any provision of the certificate of incorporation or by-laws of the Company, (2) conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or affected (the "Contracts"), (3) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets, in each case in clause (2) and (3), as could be reasonably likely to have a Material Adverse Effect; provided that any breach, default, modification, contravention or violation or other event or action does not and will not affect the obligation or ability of the Company to perform any of its duties under this Agreement, or the other Transaction Documents, including the issuance of the Shares or (4) have any material adverse effect on any Permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties and to conduct any of its business.

            (g) Approvals. No authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is necessary to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents and the issuance and sale of the Shares as contemplated by this Agreement other than (1) registration of the resale of the Shares under the 1933 Act as contemplated by the Registration Rights Agreement, (2) approval of the Company's shareholders in connection with the issuance of the Shares in accordance with the NASDAQ market rules and (3) satisfaction of the requirements of the HSR Act and the Irish Mergers Act in connection with the License Agreement and any issuance of the Shares.

            (h) SEC Filings. The Company has timely filed all periodic and other reports required to be filed under the 1934 Act and all other forms, reports, registration statements and documents required to be filed with the SEC since July 31, 1996. All of these forms, reports, registration statements and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. As of their respective dates, these reports and documents (including the information and documents incorporated in them by reference) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary to make the statements in them, in light of the circumstances under which they were made, not misleading.

            The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in the forms, reports, registration statements and documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and, except as otherwise stated in them, fairly present, in all material respects, the financial position of the Company at the dates of them and the results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and to the extent they include footnotes or may be condensed or summary statements) and the audited financial statements are accompanied by an unqualified opinion on them by the Company's independent auditors.

            (i) Absence of Certain Proceedings. Except as described in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company in which an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company or the transactions contemplated by this Agreement or any of the other Transaction Documents or which could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents.

            (j) Absence of Brokers, Finders, Etc. No broker, finder, or similar Person is entitled to any commission, fee, or other compensation by reason of the transactions contemplated by this Agreement. The Company will pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any commission, fee or other compensation of this kind.

            (k) No Solicitation; Compliance. No form of general solicitation or general advertising was used by the Company or any of its Affiliates or, to its knowledge, any other Person acting on behalf of the Company, in respect of the Shares or in connection with the offer and sale of the Shares. Neither the Company nor any of its Affiliates nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, (1) sold or offered for sale to any Person any of the Shares or, within the six months prior to the date of this Agreement, any other similar security of the Company except as contemplated by this Agreement or (2) engaged in any directed selling efforts (as the term is defined in

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Regulation S) with respect to the Shares. The Company represents that neither the Company nor any of its Affiliates nor any Person authorized to act on its behalf will sell or offer for sale any security to, or solicit any offers to buy any security from, or otherwise approach or negotiate with, any Person so as to cause the issuance or sale of the Shares to be in violation of any of the provisions of Section 5 of the 1933 Act.

            The Company, its Affiliates and any Person acting on behalf of the Company have complied with the offering restrictions requirements of Regulations
S. The Company is a "reporting issuer" (as the term is defined in Regulation S).

            (l) Licenses; Permits. The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as currently conducted and as proposed to be conducted ("Permits"), except where failure to obtain the Permits would not, individually or in the aggregate, have a Material Adverse Effect and except as disclosed in the SEC Reports. The Company has fulfilled and performed all of its obligations with respect to the Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of them or results in any other material impairment of the rights of the holder of any Permit. The Company has not received any notice of any proceeding relating to revocation or modification of any Permit, except where the revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

            (m) Subsequent Events. Other than in connection with the Transaction Documents, since January 31, 1999, (1) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise) or solvency of the Company, (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (3) there has not been any material change in the capital stock or long-term indebtedness of the Company.

            (n) Tax Matters. The Company has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to file returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due on them. Other than tax deficiencies which the Company is contesting in good faith and for which the Company has provided adequate reserves, there is no tax deficiency that has been asserted against the Company that would, individually or in the aggregate, have a Material Adverse Effect.

            (o) Property. The Company has good and marketable title to all real property and personal property owned by it and all leasehold estates in the real and personal property being leased by it, in each case free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have title or the existence of liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.

            The Company owns or possesses adequate licenses or other valid rights to use all patents and applications, trademarks, service marks, trade names, copyrights and know-how (collectively "Proprietary Rights") necessary to conduct the businesses currently or proposed to be conducted by it, except for any lack of or defects in ownership as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency other than notices relating to Proprietary Rights the loss of which would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any notice of infringement of or conflict with (and does not know of any infringement of or conflict with) asserted rights of others with respect to any Proprietary Rights which, if the assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

            (p) Contracts. Each of the Contracts is valid and enforceable against the Company and to the knowledge of the Company is valid and enforceable against the other party or parties to them, and the Company is not, and has no knowledge that any other party is, in default under or in respect of any Contract, with only those exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

            (q) Environmental Matter. Except as would not, individually or in the aggregate, have a Material Adverse Effect (1) the Company is in compliance with and not subject to liability under applicable Environmental Laws, (2) the Company has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (3) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company under any Environmental law, (4) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, (5) the Company has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (6) no property or facility of the Company is (A) listed or proposed for listing on the National Priorities List under CERCLA or (B) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated under CERCLA, or on any comparable list maintained by any state or local governmental authority.

            For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered under them, relating to pollution or protection of public or employee health and safety or the environment, including laws relating to (i) emissions, discharges, releases or threatened release of hazardous materials into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases from them.

            (r) Labor Matters. There is no strike, labor dispute, slowdown and work stoppage with the employees of the Company which is pending or, to the knowledge of the Company, threatened.

            (s) Insurance. The Company carries insurance in amounts and covering risks as is adequate for the conduct of its business and the value of its properties.

            (t) Employee Benefit. The Company has no liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant. With respect to these plans, the Company and the Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA.

            (u) Books and Records. The Company (1) makes and keeps accurate books and records and (2) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (v) No Registration Rights. Except as provided to the Buyer and its Affiliates in the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights to any Person.

      5.    Certain Covenants.

            (a) Transfer Restrictions. The Buyer acknowledges and agrees that the Company is under no obligation to register the Shares under the 1933 Act other than registration of the resale of the Shares in accordance with the Registration Rights Agreement.

            (b) State Securities Laws. On or before each Closing Date, the Company shall take any action necessary to qualify, or to obtain an exemption for, the Shares for issuance to the Buyer under this Agreement under the securities laws of jurisdictions in the United States as shall be applicable. In connection with these obligations of the Company, the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (2) to subject itself to general taxation in any jurisdiction, (3) to file a general consent to service of process in any jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or (5) to make any change in its charter or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish the Buyer with copies of all filings, applications, orders and grants or confirmations of exemptions relating to securities laws on or before the Closing Date.

            (c) Commercially Reasonable Efforts. Each of the parties shall use its commercially reasonable efforts timely to satisfy each of the conditions to the other party's obligations to issue and purchase the Shares set forth in Sections 7 or 8, as the case may be, of this Agreement on or before each Closing Date.

            (d) Filings. Each of the Company and the Buyer agree to make any filing required by the HSR Act and the Irish Mergers Act after consultation with the other as to the proper form, scope and substance of the filing in connection with any issuance of Shares by the Company as soon as reasonably practicable after notice is given by the Company of the Company's decisions to exercise the Subscription Right.

            (e) Change of Control Events, Etc. In the event that the Common Stock ceases to be publicly traded or in the event of (1) a reclassification, consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, (2) the voluntary or involuntary dissolution, liquidation or winding up of the Company or (3) the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company except to a wholly-owned subsidiary (each of the events in (1), (2) and (3) above, a "Change of Control Event") then, in each case, the Company shall provide notice to the Buyer under Section 9(d) not less than 20 days nor more than 60 days before the date on which the Change of Control Event or cessation of trading is expected to become effective, if known, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the Change of Control Event, if known. Failure to give such notice shall have no effect on the status or effectiveness of the action to which the required notice relates.

            (f) No Dilutive Actions. During the period from and including any Subscription Date to and including the Closing Date:

            (i) Dividend, Subdivision, Combination or Reclassification of Company Common Stock. If the Company shall, at any time or from time to time,
(a) declare a dividend on any class of the Common Stock payable in shares of its capital stock (including Common Stock), (b) subdivide any class of the outstanding Common Stock, (c) combine any class of the outstanding Common Stock into a smaller number of shares or (d) issue any shares of its capital stock in a reclassification of any class of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Subscription Price shall be adjusted to that price which will permit that number of Subscription Shares to be increased or reduced in the same proportion as the number of Shares of all classes are increased or reduced in connection with such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification and shall be calculated as of the Closing Date. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend described in clause
(a) above is declared and such dividend is not paid, the Subscription Price shall again be adjusted to be the Subscription Price in effect immediately prior to such record date.

            (ii) Certain Distributions.

            If the Company shall fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in capital stock for which adjustment is made under Section 5(f)(i)), then in each such case for the purpose of this Section 5(f)(ii), the Buyer shall be entitled to receive on the Closing Date a proportionate share of any such distribution as though it were a holder of the Subscription Shares as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution. Any such adjustment shall become effective immediately after the record date for such distribution and shall be calculated as of the Closing Date. Such adjustments shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Subscription Price shall be adjusted to the Subscription Price in effect immediately prior to such record date.

            (iii) Below Market Issuances. The Company shall not, unless the parties agree upon satisfactory anti-dilution protection for the Buyer, (A) issue or sell Shares for consideration in an amount per share less than the greater of
      (x) the Market Price of the Common Stock on the date of such issuance or sale and (y) the Subscription Price, (B) issue rights, options (other than pursuant to existing option plans) or warrants to all holders of Shares entitling them for a period expiring within 60 days after the record date to subscribe for or purchase Shares at a price per Share less than the greater of (x) the Market Price of the Common Stock on the date of such issuance and (y) the Subscription Price; or (C) (a) enter into any valid and binding written agreement with any Person to issue or sell shares of the Common Stock on a date after the execution of such agreement and upon the occurrence of specified events (other than solely the passage of time) or (b) issue or sell any securities convertible into, or exercisable or exchangeable for, Shares for consideration per Share less than the greater of (x) the Market Price of the Common Stock on (i) in the case of clause
      (C)(a), on the date of execution of such agreement, and, in the case of clause (C)(b), on the date of such issuance or sale, the date of such issuance or sale, and (y) the Subscription Price.

            (g) Loss or Destruction of Share Certificates. Subject to the terms and conditions of this Agreement, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a certificate evidencing Shares and, in the case of loss, theft or destruction, of a bond or indemnification as the Company may reasonably require and, in the case of mutilation, upon surrender and cancellation of such certificate, the Company will execute and deliver a new certificate of like tenor.

            (h) Registration Rights. The Buyer shall be entitled to registration rights with respect to the Shares issuable under this Agreement as set forth in the Registration Rights Agreement.

      6.    Certain Adjustments.

            (a) Stock Splits, etc. If the Company shall after the date of this Agreement consolidate its outstanding shares of Common Stock into a smaller number of shares or engage in any transaction having a similar effect on the number of shares outstanding or the market price of the Common Stock (any such event, a "Stock Event"), then the

Trigger Price shall be adjusted, effective immediately after the record date at which the holders of shares of Common Stock are determined for purposes of the Stock Event, to a price determined by multiplying the Trigger Price in effect immediately prior to the record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date before giving effect to the Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to the Stock Event. The Company shall not enter into any of the transactions referred to in this Section 6(a) unless effective provision shall be made so as to give effect to the provisions set forth in this Section 6(a).

            (b) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to the Buyer in connection with this Agreement. Instead of any fractional shares of Common Stock that would otherwise be issuable to the Buyer, the Company will pay to the Buyer a cash adjustment (calculated to the nearest cent) in respect of the fractional interest in an amount equal to that fractional interest of the then Market Price per share of Common Stock.

            (c) Notice of Adjustments. Whenever the Trigger Price is adjusted under Section 6(a), the Company shall promptly notify the Buyer in accordance with Section 9(d) of the adjustment and provide a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth the Trigger Price after the adjustment, a brief statement of the facts requiring the adjustment and the computation by which the adjustment was made.

      7.    Conditions to the Company's Obligation to Issue.

            The Buyer understands that the Company's obligation to issue Shares to the Buyer under this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

            (a) The delivery by the Buyer of the aggregate Subscription Price in accordance with Section 2(f).

            (b) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

            (c) The representations and warranties of the Buyer contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Buyer shall have performed all covenants and agreements of the Buyer required to be performed by the Buyer on or before the Closing Date.

      8.    Conditions to the Buyer's Obligation to Purchase.

            The Company understands that the Buyer's obligation to purchase Shares under this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

            (a) Delivery by the Company of the stock certificate or certificates, or evidence of electronic transfer as agreed to by the parties for the Shares, along with any cash in lieu of fractional Shares, in accordance with
Section 2(f) of this Agreement.

            (b) On the Closing Date, the issuance of the Shares under this Agreement has not been enjoined (temporarily or permanently), and no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

            (c) The representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of that date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained in this Agreement required to be performed by the Company on or before the Closing Date.

            (d) No event which would constitute an Event of Default under the Note (as defined in the Note) shall have occurred and be continuing. Since January 31, 1999, and except as disclosed in SEC Reports filed since that date, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

            (e) The Shares shall be freely transferable upon issuance and an effective shelf registration statement shall be available for use upon resales of the Shares by the Buyer.

            (f) The shareholders of the Company shall have, if necessary under applicable law or the rules and regulations of any securities exchange upon which the Shares are listed or admitted for trading, approved the issuance of the Shares in accordance with the Company's certificate of incorporation and bylaws.

            (g) The waiting periods and any extensions applicable to the issuance of the Shares under the HSR Act and the Irish Mergers Act shall have expired or been terminated.

            (h) After giving effect to the purchase of the Shares by the Buyer, the Buyer and its Affiliates would not beneficially own in the aggregate 10% or more of the outstanding shares of the Common Stock, unless the Note shall have been repaid in full in accordance with its terms at least 30 days prior to the Closing Date.

            (i) The Closing Date shall be not less than 30 days nor more than 90 days after the Subscription Date; provided that if (x) the Closing Date is more than 45 days after the Subscription Date and (y) on the Closing Date the Market Price is more than 10% greater than or less than the Subscription Price, then the Buyer shall purchase such number of Shares equal to the quotient of (x) the Redemption Price (as defined in the Note) paid as prepayment or payment of all or a portion of the outstanding Principal Amount of the Note (as defined in the Note) divided by (y) the Market Price, at a price per Share equal to the Market Price. For the avoidance of doubt, if a Closing Date does not occur within 90 days after the corresponding Subscription Date, the obligation of the Buyer to purchase the corresponding Shares shall terminate and the aggregate dollar amount the Buyer would be required to pay hereunder to purchase shares shall be permanently reduced by an amount equal to the Redemption Price paid on such

Subscription Date.

            (j) The Company shall have delivered to the Buyer its certificate, dated the Closing Date, duly executed by an officer of the Company to the effect set forth in subparagraphs (b)-(i) of this Section 8.

            (k) On the Closing Date, the Buyer shall have received the opinion, dated as of the Closing Date and addressed to the Buyer, of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, in the form attached to this Agreement as Annex A or otherwise satisfactory to the Buyer.

      9.    Miscellaneous.

            (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

            (b) Headings. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (c) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, the invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            (d) Notices. All notices and other communications required or permitted under this Agreement shall be sufficiently given if delivered personally or sent by nationally recognized courier service or facsimile (receipt requested), addressed as follows:

                   (i)   if to the Company, to:

                         Emisphere Technologies, Inc.
                         765 Old Saw Mill River Road
                         Tarrytown, New York 10591

                         Telephone: (914) 347-2220
                         Facsimile: (914) 347-2498
                         Attention: Michael M. Goldberg

                   with a copy to:

                         Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                         New York, New York 10019
                         Telephone: (212) 373-3000
                         Facsimile: (212) 757-3990
                         Attention: John P. McEnroe, Esq.

                   and to:

                         H. Warren Browne, Esq.
                         25 Five Ponds Drive
                         Waccabuc, New York 10597
                         Telephone: (914) 763-5599
                         Facsimile: (914) 763-6321

                   (ii)  if to the Buyer, to:

                         Elan International Management, Limited
                         102 St. James Court
                         Flatts, Smith's Parish
                         Bermuda FL04
                         Telephone: (441) 292-9169
                         Facsimile: (441) 292-2224
                         Attention: Chief Financial Officer

                   with a copy to:

                         Cahill Gordon & Reindel
                         Eighty Pine Street
                         New York, New York 10005-5420

                         Telephone: (212) 701-3000
                         Facsimile: (212) 269-5420
                         Attention: William M. Hartnett, Esq.

            All notices shall be deemed to have been received (i) on the date delivered, if delivered by facsimile or personally or (ii) on the day after the notice is delivered into the possession and control of a nationally recognized overnight delivery service, duly marked for delivery to the receiving party. A party may change the address to which notice or other communication under this Agreement is to be delivered by giving the other party notice in the manner set forth in this section. If any notice, filing, delivery or payment shall be required by the terms of this Agreement to be made on a day that is not a Business Day, the notice, filing, delivery or payment shall be made on the immediately succeeding Business Day.

            (e) Counterparts. This Agreement may be executed in counterparts by the parties to it, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party to it shall be legal and binding on that party.

            (f) Entire Agreement; Benefit. This Agreement, together with the other Transaction Documents, constitutes the entire agreement among the parties to it with respect to the subject matter of it. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to in the Transaction Documents. This Agreement, together with the other Transaction Documents, supersedes all prior agreements and understandings, whether written or oral, between the parties to this Agreement with respect to the subject matter of this Agreement. This Agreement and the terms and provisions of it are for the sole benefit of the Company, the Buyer and their respective successors and permitted assigns.

            (g) Standstill Agreement. The Standstill Agreement will remain unchanged and in full force and effect until its expiration in accordance with its terms.

            (h) Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising a right or remedy, or course of dealing between the parties shall not operate as a waiver or as an amendment of this Agreement, nor shall any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce a right or power, preclude any other or further exercise of that right or power or exercise of any other right or power.

            (i) Amendment. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company from it shall in any event be effective unless it shall be in writing and signed by each party to this Agreement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties to this Agreement shall operate as an amendment of this Agreement.

            (j) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

            (k) Expenses. All reasonable expenses incurred in connection with filings or qualifications under this Agreement shall be paid by the Company. Except as otherwise provided in this Section 8(k), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated by it.

            (l) Survival. The respective representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and each Closing under it and each delivery of and payment for the Shares, and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

            (m) Confidentiality and Non-disclosure. From and after the date of this Agreement neither party shall, except as required by applicable law, regulation, stock exchange rule or judicial or administrative process, disclose to any Person, publicly or privately, this Agreement or the substance of the transactions contemplated by it or the involvement of the parties with each other as contemplated by it, without the prior written consent of the other party; provided that (1) even if one party is required by applicable law, regulation, stock exchange rule or judicial or administrative process to make a disclosure relating to this Agreement, the other party shall have reasonable prior notice of and, if practicable under the circumstances, shall be afforded the ability to provide input with respect to any disclosure and (2) the parties agree the Company may issue the press release attached to this Agreement as Annex B on or after the date of this Agreement.

            (n) Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            (o) Assignment. The Company may not assign this Agreement or any of its rights, interests or obligations hereunder. The Buyer may assign this Agreement and/or any of its rights, interests or obligations hereunder to a Permitted Transferee.

            (p) No Dilution or Impairment. The Company will not, by amendment of its certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will, at all times, in good faith, assist in the carrying out of all its terms. Without limiting the generality of the foregoing, the Company will (i) at all times, reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights, which will be sufficient to permit the full exercise of the Subscription Right, (ii) take any action as may be necessary or appropriate in order that all shares of Common Stock as may be issued under the exercise of the Subscription Right will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to their issue and (iii) comply with Sections 5(e), 5(f) and 6.

            (q) Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock under this Agreement shall be made without charge to the Buyer for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of certificates or the securities represented by them, all of which taxes and expenses shall be paid by the Company.

            (r) No Rights or Liabilities as Stockholder. Nothing contained in this Agreement shall be deemed to confer upon the Buyer any rights as a stockholder of the Company or as imposing any liabilities on the Buyer to purchase any securities unless the Company exercises the Subscription Right under Section 2.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers who are duly authorized as of the date first set forth above.

                                    EMISPHERE TECHNOLOGIES, INC.


                                    By: /s/ Charles Abdalian
                                        --------------------
                                        Name:  Charles Abdalian
                                        Title: Chief Financial Officer


                                    ELAN INTERNATIONAL MANAGEMENT, LIMITED


                                    By: /s/ Kevin Insley
                                        ----------------
                                        Name:  Kevin Insley
                                        Title: President

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